POWER OF ATTORNEY


Know all persons by these presents, that the undersigned hereby constitutes and appoints each of David W. Whitehead and Edward J. Udovich, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of FirstEnergy Corp. (the "Company"),
 Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended,
 (3) ("Section 16") and Form 144 ("Form 144")
 pursuant to Rule 144 under the Securities Act of 1933 ("Rule 144") and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144 and timely file such form with the United States Securities and Exchange
 Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned; it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein
 granted, as fully to all intents and
 purposes as the undersigned might or
 could do if personally present, with
 full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes,
 shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving
in such capacity at the request of the
undersigned, are not assuming,
nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 or Rule 144.

This Power of Attorney shall remain in full
 force and effect until the undersigned
is no longer required to file Forms 3, 4,
 5 and 144 with respect to the
undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney shall be governed
 by and construed in accordance with
the law of the State of Ohio, regardless of the law that might be applied under principles of conflict of laws.



POWER OF ATTORNEY
Charles E. Jones
February 18, 2003
Page 2


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of February 2003.



________/s/ Charles E. Jones_________
Charles E. Jones
Vice President
FirstEnergy Service Company
Director
Jersey Central Power & Light
Company


Signed and acknowledged
in the presence of:



   /s/ Jackie C. Perry



  /s/ Nadine M. Stith________


State of Ohio)
		)  ss:
County of Summit 	)


The foregoing Power of Attorney was acknowledged
 before me this 18th day of February 2003 by Charles E. Jones.



 /s/ Susie M. Hoisten
Notary Public
Susie M. Hoisten, Notary Public
Residence - Summit County
State Wide Jurisdiction, Ohio
My Commission Expires Dec. 9, 2006



Charles E. Jones
Charles E. Jones